Exhibit 99.2

Fourth Quarter 2021

Supplemental

Plymouth Industrial REIT, Inc.
Table of Contents

Introduction
Executive Summary	2
Management, Board of Directors, Investor Relations, and Equity Coverage	2
Portfolio Statistics	3
Acquisition Activity	3
Select Recent Acquisitions	4
Value Creation	5
Replacement Cost Analysis	5
Rent Collections and Deferrals	6
Guidance	7
Financial Information
Same Store Net Operating Income (NOI)	8
Consolidated Statements of Operations	9
Consolidated NOI	10
Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate (EBITDAre)	10
Funds from Operations (FFO), Core FFO & Adjusted Funds from Operations (AFFO)	10
Consolidated Balance Sheets	11
Capital Structure and Debt Summary	12
Capital Markets Activity	12
Unconsolidated Joint Venture	13
Net Asset Value Components	14
Operational & Portfolio Information
Leasing Activity	15
Lease Expiration Schedule	15
Leased Square Feet and Annualized Base Rent by Tenant Industry	16
Leased Square Feet and Annualized Base Rent by Type	17
Top 10 Tenants by Annualized Base Rent	18
Lease Segmentation by Size	18
Rentable Square Feet and Annualized Base Rent by Market	19
Total Acquisition Cost by Market	19
Appendix
Glossary	20

Forward-Looking Statements: This Supplemental Information contains forward-looking statements within the meaning of the U.S. federal securities laws. We make statements in this Supplemental Information that are forward-looking statements, which are usually identified by the use of words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans” “projects,” “seeks,” “should,” “will,” and variations of such words or similar expressions. Our forward-looking statements reflect our current views about our plans, intentions, expectations, strategies and prospects, which are based on the information currently available to us and on assumptions we have made. Although we believe that our plans, intentions, expectations, strategies and prospects as reflected in or suggested by our forward-looking statements are reasonable, we can give no assurance that our plans, intentions, expectations, strategies or prospects will be attained or achieved and you should not place undue reliance on these forward-looking statements. Additionally, unforeseen factors emerge from time to time, and we cannot predict which factors will arise or their ultimate impact on our business or the extent to which any such factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. One of these factors is the outbreak of the novel coronavirus (COVID-19), the impact of which is difficult to fully assess at this time due to, among other factors, uncertainty regarding the severity and duration of the outbreak domestically and internationally and the effectiveness of efforts to contain the spread of the virus and its resulting direct and indirect impact on the U.S. economy and economic activity. Furthermore, actual results may differ materially from those described in the forward-looking statements and may be affected by a variety of risks and factors. Any forward-looking statement speaks only as of the date on which it is made. New risks and uncertainties arise over time, and it is not possible for us to predict those events or how they may affect us. Except as required by law, we are not obligated to, and do not intend to, update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Definitions and Reconciliations: For definitions of certain terms used throughout this Supplemental Information, including certain non-GAAP financial measures, refer to the Glossary on pages 20-21. For reconciliations of the non-GAAP financial measures to the most directly comparable U.S. GAAP measures, refer to page 10.

Plymouth Industrial REIT, Inc.
Executive Summary

Company overview: Plymouth Industrial REIT, Inc. (NYSE: PLYM) is a real estate investment trust focused on the acquisition, ownership, and management of single and multi-tenant industrial properties, including distribution centers, warehouses, light industrial and small bay industrial properties, located in primary and secondary markets within the main industrial, distribution and logistics corridors of the United States.

Management, Board of Directors, Investor Relations, and Equity Coverage

Corporate	Investor Relations	Transfer Agent

20 Custom House Street, 11th Floor	Tripp Sullivan	Continental Stock Transfer & Trust Company
Boston, Massachusetts 02110	SCR Partners	1 State Street, 30th Floor
617.340.3814	615.942.7077	New York, NY 10004
www.plymouthreit.com	IR@plymouthrei.com	212.509.4000

Executive Management

Jeffrey E. Witherell	Pendleton P. White, Jr.	Daniel C. Wright	James M. Connolly
Chief Executive Officer	President and Chief Investment	Executive Vice President	Executive Vice President
and Chairman	Officer	and Chief Financial Officer	Asset Management

Anthony J. Saladino	Anne A. Hayward
Senior Vice President	Senior Vice President
and Chief Accounting Officer	and General Counsel

Board of Directors

Martin Barber	Philip S. Cottone	Richard J. DeAgazio	David G. Gaw
Independent Director	Independent Director	Independent Director	Lead Independent Director

John W. Guinee	Caitlin Murphy	Pendleton P. White, Jr.	Jeffrey E. Witherell
Independent Director	Independent Director	President and Chief Investment	Chief Executive Officer
		Officer	and Chairman

Equity Research Coverage[1]

Baird	BMO Capital Markets	JMP Securities	Truist Securities
Dave Rodgers	John Kim	Aaron Hecht	Anthony Hau
216.737.7341	212.885.4115	415.835.3963	212.303.4176

Berenberg Capital Markets	Colliers Securities	KeyBanc Capital Markets
Connor Siversky	Barry Oxford	Craig Mailman
646.949.9037	203.961.6573	917.368.2316

Investor Conference Call and Webcast:
The Company will host a conference call and live audio webcast, both open for the general public to hear, on February 23, 2022 at 9:00 a.m. Eastern Time. The number to call for this interactive teleconference is (844) 784-1727 (international callers: (412) 717-9587). A replay of the call will be available through March 2, 2022 by dialing (412) 317-0088 and entering the replay access code, 2938178.

1) The analysts listed provide research coverage on the Company. Any opinions, estimates or forecasts regarding the Company's performance made by these analysts are theirs alone and do not represent opinions, estimates or forecasts by the Company or its management. The Company does not by reference above imply its endorsement of or concurrence with such information, conclusions or recommendations.

Plymouth Industrial REIT, Inc.
Portfolio Statistics

Unaudited ($ in thousands, except Cost/SF) as of 12/31/2021

Portfolio Snapshot	Portfolio Growth ($ in millions)

Number of Properties	128

Number of Buildings	163

Square Footage	29,547

Occupancy	97.4%

WA Lease Term Remaining (yrs.)	3.7

Total Annualized Base Rent (ABR)[1]	$119,918

Rental Rate Increase - Cash basis[2]	11.1%

Acquisition Activity

2021 Transaction Summary			Investment Highlights

Purchase Price[4]	$370,977	●	Since the Company's IPO in June 2017, the Company has acquired over $1.17 billion of wholly owned warehouse, distribution, light manufacturing, and small bay industrial properties totaling 25.7 million square feet
Cost Per Square Foot	$63.15
Replacement Cost/SF3	$94.33
Square Footage Acquired	6,380	●	During 2021, the Company commenced $35.5 million of new development / redevelopment projects across three markets; completed projects created an additional 220,000 of rentable square feet, with another 420,000 square feet projected to be completed in 2022
WA Occupancy at Acquisition	99.5%
WA Lease Term Remaining (yrs.)	4.0

Acquisitions

Location	Acquisition Date	# of Buildings	Purchase Price[4]	Square Footage	Projected Initial Yield[5]	Cost per Square Foot[6]
St. Louis, MO	10/5/2021	1	$ 7,700	76,092	6.2%	$ 101.19
St. Louis, MO	10/5/2021	1	11,100	100,021	6.9%	110.98
St. Louis, MO	10/7/2021	2	75,100	1,145,330	5.8%	65.57
Indianapolis, IN	10/26/2021	1	23,100	294,730	6.9%	78.38
Indianapolis, IN	11/1/2021	1	7,450	102,934	6.3%	72.38
Columbus, OH	11/4/2021	3	22,500	396,800	6.7%	56.70
Chicago, IL	12/2/2021	2	24,000	335,000	5.9%	71.64
Cincinnati, OH	12/23/2021	1	23,500	480,000	6.2%	48.96
Total Fourth Quarter 2021 Acquisitions		12	$ 194,450	2,930,907	6.2%	$ 69.07

Multiple	Q3 2021	5	$ 101,477	1,832,947	7.2%	$ 61.78

Multiple	Q2 2021	2	$ 14,050	230,099	6.8%	$ 61.73

Multiple	Q1 2021	5	$ 61,000	1,386,349	7.7%	$ 46.87

Multiple	Full Year 2020	27	$ 243,568	5,473,596	7.8%	$ 46.99

Multiple	Full Year 2019	32	$ 220,115	5,776,928	8.4%	$ 42.21

Multiple	Full Year 2018	24	$ 164,575	2,903,699	8.2%	$ 70.54

Multiple	2017 (since IPO)	36	$ 173,325	5,195,563	8.4%	$ 33.81

Total Acquisitions Post-IPO		143	$ 1,172,560	25,730,088	7.7%	$ 52.56

QTD Q1 2022 Acquisitions

Location	Acquisition Date	# of Buildings	Purchase Price[4]	Square Footage	Projected Initial Yield[5]	Cost per Square Foot[6]
Atlanta, GA	1/20/2022	1	$ 9,750	150,000	6.0%	$ 65.00
Jacksonville, FL	2/7/2022	2	12,300	86,400	7.1%	142.36
		3	$ 22,050	236,400	6.6%	$ 108.15

Portfolio statistics and acquisitions include wholly owned industrial properties only; excludes properties held by unconsolidated joint ventures or our property management office located in Columbus, Ohio.

1)	Annualized base rent is calculated as monthly contracted base rent as of December 31, 2021, multiplied by 12. Excludes rent abatements.
2)	Based on approximately 5.0 million square feet of new and renewal leases greater than six months in term. Refer to Leasing Activity in this Supplemental Information for additional details.
3)	Replacement cost is based on the Marshall & Swift valuation methodology for the determination of building costs. Replacement cost includes land reflected at the allocated cost in accordance with GAAP.
4)	Represents total direct consideration paid rather than GAAP cost basis.
5)	Weighted based on Purchase Price.
6)	Calculated as Purchase Price divided by square footage.

Plymouth Industrial REIT, Inc.
Select Recent Acquisitions

During 2021, the Company has acquired twenty-four (24) wholly-owned industrial buildings totaling 6.4 million square feet for a total consideration of $371.0 million in its key markets at a weighted average project initial yeild of 6.7% and a weighted average price of approximately $63 per square foot

Unaudited ($ in thousands, except Cost/SF)

Ohio Industrial Portfolio

	Location	Dayton
	Acquisition Date	November-21
	# of Buildings	3
	Purchase Price[1]	$22,500
	Square Footage	396,800
	Occupancy	100.0%
	WA Lease Term Remaining	5.9 years
	Projected Initial Yield	6.7%
	Purchase Price/SF2	$56.70
	Replacement Cost/SF2	$87.18
	Multi-Tenant %	33%
	Single-Tenant %	67%

	Location Characteristics: Dayton spans across four counties in Ohio, includes more than 800,000 people and is strategically located in the heart of the Midwest within 600 miles of 67% of the United States. This industrial market has seen robust demand from users and developers alike for the past five years

	Market Insight: The region’s attractiveness is simple: strong location, strong labor force and strong transportation options (source: CBRE)

	Portfolio Fit: Brings Company's scale in the Ohio market to nearly 9.4 million square feet and complements the existing tenant / industry base with the addition of a leading manufacturer and healthcare companies to the roster

Lakeview Drive

	Location	St. Louis
	Acquisition Date	August-21
	# of Buildings	1
	Purchase Price[1]	$55,200
	Square Footage	769,500
	Occupancy	100.0%
	WA Lease Term Remaining	2.7 years
	Projected Initial Yield	6.7%
	Purchase Price/SF2	$71.73
	Replacement Cost/SF2	$91.00
	Multi-Tenant %	0%
	Single-Tenant %	100%

	Location Characteristics: St. Louis is located within 500 miles of one-third of the U.S. population and within 1,500 miles of 90% of North America's population by way of its four interstates with national access. Additionally, the region is home to two international cargo airports, the third-largest rail hub and second-largest inland port in the U.S.

	Market Insight: Supply continues to contract; growth shows no signs of slowing down as more firms look to Midwest markets for distribution hubs (source: JLL)

	Portfolio Fit: Brings Company's scale in the St. Louis market to over 3.0 million square feet and complements the existing tenant / industry base with the addition of a leading 3PL company to the roster

1)	Represents total direct consideration paid rather than GAAP cost basis.
2)	Replacement cost is based on the Marshall & Swift valuation methodology for the determination of building costs. Replacement cost includes land reflected at the allocated cost in accordance with GAAP.

Plymouth Industrial REIT, Inc.
Value Creation

Unaudited ($ in thousands, except RSF)

Examples of Value Creation

Lease Extension / Redevelopment	New Industrial Development / Lease-up	New Industrial Development

Cincinnati, OH	Portland, ME	Atlanta, GA
Acquired multi-tenant industrial building in October 2018 with over 1.1 million SF of rentable square feet and 30+ acres available for future development	Acquired multi-tenant industrial building in November 2014 with ~ 8 acres of developable land	Acquired single-tenant industrial building in January 2020 with ~ 65 acres of developable land
Renewed nearly 0.5 million SF at higher rental rents with average annual rent escalations of 3.3% and terms greater than 4 years	Broke ground on new ~70,000 square foot industrial building during Q2 2021; completed shell in December 2021 with certificate of occupancy to occur Q1 2022	Broke ground on new ~240,000 SF building during Q2 2021 with an estimated shell completion in Q3 2022 at a cost of ~$12.8M, an add'l ~180,000 SF building is projected for Q1 2023 at a cost of $11.1M
Installed floors over open crane pit areas to create an additional ~150,000 SF of new leasable space all of which is leased as Q1 2022	Lease negotiations for the two (2) demised spaces are in process; full occupancy anticipated to occur by end of Q2 2022	Flexible design planned for both buildings to allow for demising. There is strong prospective tenant interest for multi- and single-tenant occupancy

Plymouth is partnering with the Green Building Initiative to align our environmental objectives with the execution of all new development and portfolio enhancement activities[1]

Replacement Cost Analysis (as of 12/31/2021)

			Total Rentable
Market	Market Type[2]	# of Buildings	Square Feet (RSF)	Purchase Price[3]	Replacement Cost[4]
Atlanta	Primary	9	1,318,002	$ 62,931	$ 96,600
Chicago	Primary	40	6,852,144	282,726	738,077
Boston	Secondary	1	200,625	10,500	32,450
Cincinnati	Secondary	9	2,622,070	91,957	173,471
Cleveland	Secondary	17	3,681,390	176,250	321,015
Columbus	Secondary	13	3,120,973	124,143	237,418
Indianapolis	Secondary	16	3,866,065	135,290	325,830
Jacksonville	Secondary	24	1,966,154	135,650	192,610
Kansas City	Secondary	1	221,911	8,600	20,451
Memphis	Secondary	19	2,397,934	74,902	160,628
Philadelphia	Secondary	1	156,634	9,700	14,912
St. Louis	Secondary	13	3,143,204	205,337	314,530
Total		163	29,547,106	$ 1,317,986	$ 2,627,992

1)	The Company is a member organization of the Green Building Initiative (GBI), a nonprofit organization and American National Standards Institute (ANSI) Accredited Standards Developer dedicated to reducing climate impacts by improving the built environment. Founded in 2004, the organization is the global provider of the Green Globes and federal Guiding Principles Compliance certification and assessment programs.
2)	Primary markets means the following two metropolitan areas in the U.S., each generally consisting of more than 300 million square feet of industrial space: Chicago and Atlanta. Secondary markets means non-primary markets, each generally consisting of between 100 million and 300 million square feet of industrial space, including the following metropolitan areas in the U.S.: Boston, Cincinnati, Cleveland, Columbus, Indianapolis, Jacksonville, Kansas City, Memphis, Milwaukee, Philadelphia, South Florida, and St. Louis. Our definitions of primary and secondary markets may vary from the definitions of these terms used by investors, analysts, or other industrial REITs.
3)	Represents total direct consideration paid rather than GAAP cost basis.
4)	Replacement cost is based on the Marshall & Swift valuation methodology for the determination of building costs. Replacement cost includes land reflected at the allocated cost in accordance with GAAP.

Plymouth Industrial REIT, Inc.
Rent Collections and Deferrals

The Company continues to experience substantial rent collection throughout the COVID-19 pandemic. Collection of original contracted rents, including those deferred, as of the current quarter ended was over 99%.

Unaudited ($ in thousands)

	% of Tenant	% of Tenant	Total Revised
	Contractual Base	Contractual Base	Contractual Base
Rent Collections	Rent Collected	Rent Deferred	Rent Collected

First Quarter 2020	100.0%	0.0%	100.0%
Second Quarter 2020	95.3%	4.7%	100.0%
Third Quarter 2020	99.6%	0.4%	100.0%
Fourth Quarter 2020	100.0%	0.0%	100.0%

First Quarter 2021	99.7%	0.2%	99.9%
Second Quarter 2021	99.9%	0.0%	99.9%
Third Quarter 2021	100.0%	0.0%	100.0%
Fourth Quarter 2021[1]	99.9%	0.0%	99.9%

Rent Deferrals[2]	Granted	Collected	Outstanding

Full Year 2020	$ 1,250	$ 1,250	$ -

Full Year 2021	$ 54	$ 54	$ -

1)	Cash receipts based on contractual base rent receivables through February 14, 2022.
2)	Rent deferrals require full repayment of rent amounts within twelve months from the date of the deferment. All rent deferrals were paid in full in the year in which they were granted.

Plymouth Industrial REIT, Inc.
Guidance

Unaudited (in thousands, except per-share amounts)

	Full Year 2022 Range[1]
	Low	High

Core FFO attributable to common stockholders and unit holders per share	$ 1.80	$ 1.85

Same Store Portfolio NOI growth - cash basis[2]	3.25%	4.25%

Average Same Store Portfolio occupancy - full year	96.5%	98.0%

General and administrative expenses[3]	$ 16,500	$ 15,800

Interest expense, net[4]	$ 30,300	$ 29,800

Weighted average common shares and units outstanding	37,028	37,028

Reconciliation of Net loss attributable to common stockholders and unit holders per share to Core FFO guidance:

	Full Year 2022 Range[1]
	Low	High
Net loss	$ (0.41)	$ (0.36)

Depreciation and amortization[5]	2.39	2.39

Preferred stock dividends	(0.18)	(0.18)

	$ 1.80	$ 1.85

1)	Our 2022 guidance refers to the Company's in-place portfolio as of February 18, 2022 and includes an additional $197M in acquisitions scheduled to close by early Q2 2022. There can be no assurance that we will complete such acquisitions within the forecasted timeframe. Our 2022 guidance does not include prospective acquisitions, beyond the $197M identified, dispositions, or capitalization activities (including the conversion of Preferred stock - Series B) that have not closed.
2)	The Same Store Portfolio consists of 121 buildings aggregating 21,902,055 rentable square feet. The Same Store projected performance reflects an annual NOI on a cash basis, excluding termination income.
3)	Includes non-cash stock compensation of $2 million for 2022.
4)	Interest expense, net, includes the $100 million, 1.591% interest rate swap agreement with JPMorgan Chase Bank, N.A. and the $200 million, 1.609% interest rate swap agreement with Capital One, N.A. at a total cost of 3.241% and 3.259%, respectively.
5)	Includes depreciation and amortization from unconsolidated joint venture per common shares and units.

Plymouth Industrial REIT, Inc.
Same Store Net Operating Income (NOI)

Unaudited ($ in thousands)

Same Store Portfolio Statistics

Square footage	17,093,547	Includes: wholly owned properties as of December 31, 2019; determined and set once per year for the following twelve months (refer to Glossary for Same Store definition)
Number of properties	81
Number of buildings	108
Percentage of total portfolio square footage	57.9%	Excludes: wholly owned properties classified as repositioning or lease-up during 2020 or 2021 (5 properties representing approximately 607,000 of rentable square feet) and unconsolidated joint venture properties
Occupancy at period end	98.0%

Same Store NOI - GAAP Basis

	Three Months Ended December 31,
	2021	2020	$ Change	% Change

Rental revenue	$ 26,138	$ 23,653	$ 2,485	10.5%
Property expenses	9,979	8,420	1,559	18.5%
Same Store NOI - GAAP Basis	$ 16,159	$ 15,233	$ 926	6.1%

Same Store NOI excluding early termination income - GAAP Basis	$ 15,804	$ 15,143	$ 661	4.4%

	Year Ended December 31,
	2021	2020	$ Change	% Change

Rental revenue	$ 99,238	$ 94,701	$ 4,537	4.8%
Property expenses	37,410	33,829	3,581	10.6%
Same Store NOI - GAAP Basis	$ 61,828	$ 60,872	$ 956	1.6%

Same Store NOI excluding early termination income - GAAP Basis	$ 61,399	$ 60,512	$ 887	1.5%

Same Store NOI - Cash Basis

	Three Months Ended December 31,
	2021	2020	$ Change	% Change

Rental revenue	$ 25,649	$ 22,787	$ 2,862	12.6%
Free rent[1]	47	-	47	-
Property expenses	9,979	8,420	1,559	18.5%
Same Store NOI - Cash Basis	$ 15,717	$ 14,367	$ 1,350	9.4%

Same Store NOI excluding early termination income - Cash Basis	$ 15,362	$ 14,277	$ 1,085	7.6%

	Year Ended December 31,
	2021	2020	$ Change	% Change

Rental revenue	$ 95,948	$ 91,404	$ 4,544	5.0%
Free rent[1]	730	-	730	-
Property expenses	37,410	33,829	3,581	10.6%
Same Store NOI - Cash Basis	$ 59,268	$ 57,575	$ 1,693	2.9%

Same Store NOI excluding early termination income - Cash Basis	$ 58,840	$ 57,215	$ 1,625	2.8%

1)	Free rent associated with early terminations and lease-up periods for approximately 900,000 rentable square feet of space across three (3) buildings within the Same Store Portfolio for which new leases commenced during the three months and year ended December 31, 2021. The lease durations associated with these leases range in term from 5 to 10 years with an average of three (3) months of free rent.

Plymouth Industrial REIT, Inc.
Consolidated Statements of Operations

Unaudited ($ thousands, except per-share amounts)

	For the Three Months Ended December 31,		For the Year Ended December 31,
	2021	2020	2021	2020

Revenues:
Rental revenue	$ 30,476	$ 23,169	$ 108,110	$ 85,025
Tenant recoveries	9,326	6,783	32,160	24,811
Management fee revenue and other income[1]	83	15	348	15
Total revenues	$ 39,885	$ 29,967	$ 140,618	$ 109,851

Operating expenses:
Property	13,238	10,058	47,636	38,159
Depreciation and amortization	19,658	14,826	70,642	56,428
General and administrative	3,338	2,984	12,920	10,362
Total operating expenses	$ 36,234	$ 27,868	$ 131,198	$ 104,949

Other income (expense):
Interest expense	(5,479)	(4,622)	(19,968)	(18,931)
Impairment on real estate lease	-	-	-	(311)
Earnings (loss) in investment of unconsolidated joint venture[2]	(175)	(19)	(850)	(19)
Loss on extinguishment of debt	(523)	-	(523)	-
Gain on sale of real estate[3]	1,185	-	1,775	-
Unrealized (appreciation) depreciation of warrants[4]	(3,312)	-	(5,121)	(103)
Total other income (expense)	$ (8,304)	$ (4,641)	$ (24,687)	$ (19,364)

Net loss	$ (4,653)	$ (2,542)	$ (15,267)	$ (14,462)

Less: Loss attributable to non-controlling interest	(66)	(65)	(259)	(649)

Net loss attributable to Plymouth Industrial REIT, Inc.	$ (4,587)	$ (2,477)	$ (15,008)	$ (13,813)

Less: Preferred stock dividends	1,652	1,605	6,608	6,444
Less: Series B preferred stock accretion to redemption value	1,807	1,854	7,228	7,416
Less: Loss on extinguishment of Series A Preferred Stock	-	34	-	34
Less: Amount allocated to participating securities	48	38	201	182

Net loss attributable to common stockholders	$ (8,094)	$ (6,008)	$ (29,045)	$ (27,889)

Net loss basic and diluted per share attributable to common stockholders	$ (0.23)	$ (0.24)	$ (0.94)	$ (1.52)

Weighted-average common shares outstanding basic and diluted	34,690	24,783	30,911	18,382

1)	Represents management fee revenue earned from the unconsolidated joint venture and other miscellaneous income.
2)	Represents our share of earnings (losses) related to our investment in an unconsolidated joint venture. Refer to Unconsolidated Joint Venture in this Supplement Information for additional details.
3)	For the year ended December 31, 2021, the Company sold two properties totaling 172,953 square feet, recognizing a net gain of $1,775.
4)	Represents the change in the fair market value of our common stock warrants.

Plymouth Industrial REIT, Inc.
Non-GAAP Measurements

Unaudited ($ in thousands)

Consolidated NOI

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020

Net loss	$ (4,653)	$ (2,542)	$ (15,267)	$ (14,462)
General and administrative	3,338	2,984	12,920	10,362
Depreciation and amortization	19,658	14,826	70,642	56,428
Interest expense	5,479	4,622	19,968	18,931
Impairment on real estate lease	-	-	-	311
Gain on sale of real estate	(1,185)	-	(1,775)	-
Unrealized appreciation (depreciation) of warrants[1]	3,312	-	5,121	103
Loss on extinguishment of debt	523	-	523	-
(Earnings) loss in investment of unconsolidated joint venture[2]	175	19	850	19
Management fee revenue and other Income[3]	(83)	(15)	(348)	(15)
Net Operating Income	$ 26,564	$ 19,894	$ 92,634	$ 71,677

Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate (EBITDAre)

Net loss	$ (4,653)	$ (2,542)	$ (15,267)	$ (14,462)
Depreciation and amortization	19,658	14,826	70,642	56,428
Interest expense	5,479	4,622	19,968	18,931
Unrealized appreciation (depreciation) of warrants[1]	3,312	-	5,121	103
Gain on sale of real estate	(1,185)	-	(1,775)	-
Loss on extinguishment of debt	523	-	523	-
EBITDAre	$ 23,134	$ 16,906	$ 79,212	$ 61,000
Stock compensation	340	383	1,559	1,439
Pro forma effect of acquisitions[4]	974	1,331	3,114	2,628
EBITDA adjustments attributable to unconsolidated joint venture[5]	456	79	1,909	79
Adjusted EBITDA	$ 24,904	$ 18,699	$ 85,794	$ 65,146

Funds from Operations (FFO), Core FFO & Adjusted Funds from Operations (AFFO)

Net loss	$ (4,653)	$ (2,542)	$ (15,267)	$ (14,462)
Gain on sale of real estate	(1,185)	-	(1,775)	-
Depreciation and amortization	19,658	14,826	70,642	56,428
Depreciation and amortization from unconsolidated joint venture	363	64	1,539	64
FFO	$ 14,183	$ 12,348	$ 55,139	$ 42,030
Preferred stock dividends	(1,652)	(1,605)	(6,608)	(6,444)
Unrealized appreciation (depreciation) of warrants[1]	3,312	-	5,121	103
Loss on extinguishment of debt	523	-	523	-
Impairment of real estate lease	-	-	-	311
Core FFO	$ 16,366	$ 10,743	$ 54,175	$ 36,000
Amortization of debt related costs	443	416	1,605	1,467
Non-cash interest expense	222	227	191	148
Stock compensation	340	383	1,559	1,439
Straight line rent	(974)	(510)	(3,700)	(1,963)
Above/below market lease rents	(507)	(640)	(2,096)	(2,075)
Recurring capital expenditures[6]	(2,040)	(759)	(8,767)	(3,263)
AFFO	$ 13,850	$ 9,860	$ 42,967	$ 31,753

Weighted-average common shares and units outstanding	35,414	25,627	31,691	19,327

Core FFO attributable to common stockholders and unit holders per share	$ 0.46	$ 0.42	$ 1.71	$ 1.86
AFFO attributable to common stockholders and unit holders per share	$ 0.39	$ 0.38	$ 1.36	$ 1.64

1)	Represents the change in the fair market value of our common stock warrants.
2)	Represents our share of (earnings) losses related to our investment in an unconsolidated joint venture. Refer to Unconsolidated Joint Venture in this Supplemental Information for additional details.
3)	Represents management fee revenue earned from the unconsolidated joint venture and other miscellaneous income.
4)	Represents the estimated impact of wholly owned and joint venture acquisitions as if they had been acquired on the first day of each respective quarter in which the acquisitions occurred. We have made a number of assumptions in such estimates and there can be no assurance that we would have generated the projected levels of EBITDA had we owned the acquired properties as of the beginning of the respective periods.
5)	Represents depreciation and amortization, and interest expense from the Company's unconsolidated joint venture.
6)	Excludes non-recurring capital expenditures of $6,438 and $1,949 for the three months ended December 31, 2021 and 2020, respectively, and $22,547 and $5,427 for the years ended December 31, 2021 and 2020, respectively.

Plymouth Industrial REIT, Inc.
Consolidated Balance Sheets

Unaudited ($ in thousands)

	December 31, 2021	December 31, 2020
ASSETS
Real estate properties:
Land	$ 201,164	$ 159,681
Building and improvements	1,052,843	727,000
Less accumulated depreciation	(142,192)	(98,283)
Total real estate properties, net	$ 1,111,815	$ 788,398

Cash, cash held in escrow and restricted cash	43,374	32,054
Deferred lease intangibles, net	75,864	66,116
Investment in unconsolidated joint venture[1]	5,833	6,683
Other assets	33,919	27,019
Total assets	$ 1,270,805	$ 920,270

LIABILITIES, PREFERRED STOCK AND EQUITY
Secured debt, net	$ 352,075	$ 328,908
Unsecured debt, net[2]	335,840	189,254
Accounts payable, accrued expenses and other liabilities	66,880	49,335
Deferred lease intangibles, net	10,273	11,350
Financing lease liability[3]	2,227	2,207

Total liabilities	$ 767,295	$ 581,054

Preferred stock - Series A	$ 48,473	$ 48,485
Preferred stock - Series B4	$ 94,437	$ 87,209

Equity:
Common stock	$ 361	$ 253
Additional paid in capital	532,666	360,752
Accumulated deficit	(177,258)	(162,250)
Total stockholders' equity	355,769	198,755
Non-controlling interest	4,831	4,767
Total equity	$ 360,600	$ 203,522

Total liabilities, preferred stock and equity	$ 1,270,805	$ 920,270

1)	Represents a noncontrolling equity interest in a single joint venture we entered into during October 2020. Our investment in the joint venture is accounted for under the equity method of accounting. Refer to Investment in Unconsolidated Joint Venture in this Supplemental Information for additional details.
2)	Includes borrowings under line of credit and term loans. Refer to Debt Summary in this Supplemental Information for additional details.
3)	As of December 31, 2021, we have a single finance lease in which we are the sublessee for a ground lease with a remaining lease term of approximately 34 years. Refer to our 2021 Annual Report on Form 10-K for expanded disclosure.
4)	Refer to Glossary in this Supplemental Information for relevant features of the Preferred stock - Series B.

Plymouth Industrial REIT, Inc.
Capital Structure and Debt Summary

Unaudited ($ in thousands) as of 12/31/2021

Debt Summary

Secured Debt:	Maturity Date	Interest Rate	Commitment	Principal Balance
AIG Loan	November-23	4.08%	$ 120,000	$ 114,477
Ohio National Life Mortgage[1]	August-24	4.14%	21,000	19,660
Allianz Loan	April-26	4.07%	63,115	63,115
JPMorgan Chase Loan[1,8]	January-27	5.23%	13,900	13,205
Nationwide Loan	October-27	2.97%	15,000	15,000
Lincoln Life Gateway Mortgage[1]	January-28	3.43%	28,800	28,800
Midland National Life Insurance Mortgage[1]	March-28	3.50%	10,820	10,820
Minnesota Life Loan	May-28	3.78%	21,500	20,453
Transamerica Loan	August-28	4.35%	78,000	68,709
Total / Weighted Average Secured Debt		4.04%	$ 372,135	$ 354,239

Unsecured Debt[2]:
KeyBank Line of Credit	August-25	1.65%[3]	$ 200,000	$ 38,000
$100m KeyBank Term Loan	August-26	1.60%[3]	100,000	100,000
$200m KeyBank Term Loan	February-27	1.60%[3]	200,000	200,000
Total / Weighted Average Unsecured Debt		1.61%	$ 500,000	$ 338,000

	December 31,	September 30,	June 30,	March 31,
Net Debt:	2021	2021	2021	2021
Total Debt[4]	$ 703,439	$ 600,012	$ 508,544	$ 539,883
Less: Cash	43,374	78,943	29,314	28,163
Net Debt	$ 660,065	$ 521,069	$ 479,230	$ 511,720

Capitalization

	December 31,	September 30,	June 30,	March 31,
	2021	2021	2021	2021
Common Shares and Units Outstanding[5]	36,601	34,781	31,596	28,945
Closing Price (as of period end)	$ 32.00	$ 22.75	$ 20.02	$ 16.85
Market Value of Common Shares[6]	$ 1,171,232	$ 791,268	$ 632,552	$ 487,723
Preferred Stock - Series A (at liquidation preference)	50,589	50,589	50,589	50,589
Preferred Stock - Series B (at liquidation preference)	97,277	97,277	97,277	97,277
Total Market Capitalization[6,7]	$ 2,022,537	$ 1,539,146	$ 1,288,962	$ 1,175,472

Dividend / Share (annualized)	$ 0.84	$ 0.84	$ 0.84	$ 0.80
Dividend Yield (annualized)	2.6%	3.7%	4.2%	4.7%
Total Debt-to-Total Market Capitalization	34.8%	39.0%	39.5%	45.9%
Secured Debt as a % of Total Debt	52.0%	58.3%	67.0%	63.3%
Unsecured Debt as a % of Total Debt	48.0%	41.7%	33.0%	36.7%
Net Debt-to-Annualized Adjusted EBITDA (quarter annualized)	6.6x	5.9x	6.2x	6.7x
Net Debt plus Preferred-to-Annualized Adjusted EBITDA (quarter annualized)	8.1x	7.5x	8.1x	8.6x
Weighted Average Maturity of Total Debt (years)	4.5	4.7	4.3	4.7

Capital Markets Activity - YTD

Common Shares	Avg. Price	Offering	Period	Net Proceeds
2,883,794	$ 15.00	ATM	Q1 2021	$ 42,510
2,646,854	$ 18.86	ATM	Q2 2021	$ 48,584
3,173,883	$ 22.32	ATM	Q3 2021	$ 69,292
1,820,200	$ 28.99	ATM	Q4 2021	$ 51,647
312,400	$ 30.01	ATM	Q1 2022	$ 9,235

Refer to Glossary in this Supplemental Information for definitions of non-GAAP financial measures, including Net debt and Net debt plus preferred-to-Adjusted EBITDA.

1)	Debt assumed at acquisition.
2)	On August 11, 2021, the Company entered into a combined $500 million unsecured credit facility, which is comprised on an amended $200 million revolving credit facility, an amended $100 million term loan, and a new $200 million term loan.
3)	The 1-month LIBOR rate as of December 31, 2021 was 0.10%. The spread over the applicable rate for the KeyBank Term Loans and the unsecured line of credit with KeyBank is based on the Company’s total leverage ratio. On January 28, 2022, the Company entered into interest rate swap agreements to fix the USD-LIBOR floating rates on the KeyBank Term Loans at a fixed rate of 1.60% plus 1.30% to 1.85%, depending on the Company's total leverage ratio.
4)	Total Debt is not adjusted for the amortization of debt issuance costs or fair market premiums or discounts. Total Debt includes the Company's pro rata share of unconsolidated joint venture debt in the amount of $11.2 million.
5)	Common shares and units outstanding were 36,111 and 490 as of December 31, 2021, respectively, and 25,344 and 607 for the year ended December 31, 2020, respectively.
6)	Based on closing price as of last trading day of the quarter and common shares and units as of the period ended.
7)	Market value of shares and units plus total debt and preferred stock as of period end.
8)	On February 2, 2022, the Company repaid in full the outstanding debt balance.

Plymouth Industrial REIT, Inc.
Unconsolidated Joint Venture

In October 2020, the Company announced the formation of a $150 million equity joint venture with Madison International Realty to pursue the acquisition of value-add and opportunistic industrial properties in key markets. The joint venture's first acquisition on December 17, 2020 was a portfolio of infill industrial buildings in metropolitan Memphis for $86 million. The acquisition is projected to provide an initial yield of approximately 7.7%.

Unaudited ($ in thousands) as of 12/31/2021

Unconsolidated Joint Venture Portfolio Statistics		Madison International Realty Joint Venture[1]

Number of Properties	16		Partnership	Total Equity
Number of Buildings	28	Joint Venture Members	Interests	Commitment
Square Footage	2,320,773	Plymouth (Managing Member)	20%	$ 30,000
Occupancy	97.0%	Madison	80%	120,000
Weighted Average Lease Term Remaining (in years)	2.4			$ 150,000
Multi-Tenant %	37%	Partner Equity Deployed		$ 33,328
Single-Tenant %	63%	Annualized Asset Mgmt. Fee to PLYM		$ 333

		Targeted	Total	Remaining
		Leverage	Potential Investment	Potential Investment
		60%	$ 375,000	$ 289,000
		65%	$ 428,000	$ 342,000

Balance Sheet Information[2]		Selected Quarter-to-Date and Year-to-Date Financial Information[3]

	December 31,		Three Months Ended	Year Ended
ASSETS	2021		December 31,	December 31,
Real estate properties, net	$ 77,266	Plymouth's Share	2021	2021
Cash, cash held in escrow and restricted cash	3,767	Revenues	$ 521	$ 1,946
Other assets	7,174	Net Operating Income	$ 299	$ 1,215
Total assets	$ 88,207	Interest Expense	$ 93	$ 370
		EBITDA	$ 282	$ 1,131
LIABILITIES AND EQUITY		Joint Venture Assets	$ 17,641	$ 17,641
Secured debt, net[2]	$ 55,458	Joint Venture Debt	$ 11,200	$ 11,200
Other liabilities	3,982
Equity	28,767
Total liabilities and equity	$ 88,207

Joint Venture Key Terms

●	We are the Managing Member of the joint venture and receive an annual 1% asset management fee on the total equity investment
●	Distribution of cash flows: first to Members pro rata until Madison achieves a 12% return; second 10% to Managing Member and 90% to Members pro-rata until Madison achieves a 15% return, thereafter 20% to Managing Member and 80% to Members pro rata

Additional details on the unconsolidated joint venture can be found in documents filed with or furnished to the SEC.

1)	For illustrative purposes only.
2)	Balance sheet and portfolio information is presented at 100% of the joint venture. Selected financial information is presented at our pro rata share.
3)	A $56 million mortgage secured by the joint venture properties from Minnesota Life that carries a seven-year term at a fixed interest rate of 3.15%.

Plymouth Industrial REIT, Inc.
Net Asset Value Components

Unaudited ($ in thousands) as of 12/31/2021

Net Operating Income		2021 Acquisitions

	Three Months Ended December 31,		Acquisition	# of	Square	Purchase	Projected
	2021	Market	Date	Buildings	Footage	Price	Initial Yield
Pro Forma Net Operating Income (NOI)		Kansas City	2/12/2021	1	221,911	$ 8,600	8.8%
Total Operating NOI	$ 26,564	St. Louis	3/23/2021	1	142,364	7,800	7.6%
Share of Joint Venture NOI	299	Chicago	3/25/2021	1	149,474	7,900	7.3%
Pro Forma Effect of New Lease Activity[1]	530	Cleveland	3/29/2021	1	100,150	7,700	7.6%
Pro Forma Effect of Acquisitions[2]	974	Columbus	3/29/2021	1	772,450	29,000	7.5%
Pro Forma Effect of Repositioning / Development[3]	651	Memphis	6/29/2021	1	74,665	5,250	7.0%
Pro Forma NOI	$ 29,018	St. Louis	6/30/2021	1	155,434	8,800	6.7%
		Memphis	7/9/2021	1	233,000	9,900	7.7%
Amortization of above / below market lease intangibles, net	(516)	Memphis	7/30/2021	2	316,935	6,277	8.0%
Straight-line rental revenue adjustment	(974)	Chicago	8/12/2021	1	513,512	30,100	7.8%
Pro Forma Cash NOI	$ 27,528	St. Louis	8/24/2021	1	769,500	55,200	6.7%
		St. Louis	10/5/2021	1	100,021	11,100	6.9%
		St. Louis	10/5/2021	1	76,092	7,700	6.2%
		St. Louis	10/7/2021	2	1,145,330	75,100	5.8%
		Indianapolis	10/26/2021	1	294,730	23,100	6.9%
		Indianapolis	11/1/2021	1	102,934	7,450	6.3%
		Columbus	11/4/2021	3	396,800	22,500	6.7%
		Chicago	12/2/2021	2	335,000	24,000	5.9%
		Cincinnati	12/23/2021	1	480,000	23,500	6.2%
				24	6,380,302	$ 370,977	6.7%

Other Assets and Liabilities		Developable Land

Cash, cash held in escrow and restricted cash	$ 43,374		Owned	Developable	Under	Est. Investment /	Under
Other assets	$ 33,919	Market	Land (acres)[4]	GLA (SF)[4]	Construction (SF)[5]	Est. Completion	Development (SF)[5]
Accounts payable, accrued expenses and other liabilities	$ 66,880	Atlanta	65	420,000	240,000	$12.8M / Q322	180,000
		Chicago	11	220,000	-		-
Debt and Preferred Stock		Boston	8	70,000	70,000	$7.5M / Q421	-
		Cincinnati	30	500,000	-		500,000
Secured Debt, net	$ 354,239	Jacksonville	15	178,000	-		178,000
Unsecured Debt, net	$ 338,000	Memphis	23	475,000	-		-
Share of Joint Venture Debt[6]	$ 11,200		152	1,863,000	310,000		858,000
Preferred Stock - Series A7	$ 50,589
Preferred Stock - Series B7	$ 97,277

Common shares and units outstanding[8]	36,601

We have made a number of assumptions with respect to the pro forma effects and there can be no assurance that we would have generated the projected levels of NOI had we actually owned the acquired properties and / or fully stabilized the repositioning / development properties as of the beginning of the period. Refer to Glossary in this Supplemental Information for a definition and discussion of non-GAAP financial measures.

1)	Represents the estimated incremental base rents from uncommented new leases as if rent commencement had occurred as of the beginning of the period.
2)	Represents the estimated impact of acquisitions as if they had been acquired at the beginning of the period.
3)	Represents the estimated impact of properties that are undergoing repositioning or lease-up as if the properties were fully stabilized and rents had commenced as of the beginning of the period.
4)	Developable land represents acreage currently owned by us and identified for potential development. The developable gross leasable area (GLA) is based on the developable land area and a land to building ratio. Developable land and GLA are estimated and can change periodically due to changes in site design, road and storm water requirements, parking requirements and other factors. We have made a number of assumptions in such estimates and there can be no assurance that we will develop land that we own.
5)	Under construction represents projects for which vertical construction has commenced. Under development represents projects in the pre-construction phase.
6)	Our ownership interest is 20%.
7)	Preferred Stock is calculated at its liquidation preference as of the end of the period.
8)	Common shares and units outstanding were 36,111 and 490 as of December 31, 2021.

Plymouth Industrial REIT, Inc.
Leasing Activity and Expirations

Unaudited as of 12/31/2021

Lease Renewals and New Leases[1]

Year	Type	Square Footage	Percent	Expiring Rent	New Rent	% Change	Tenant Improvements $/SF/YR	Lease Commissions $/SF/YR

2019	Renewals	1,380,839	58.4%	$ 4.17	$ 4.51	7.9%	$ 0.19	$ 0.14
	New Leases	982,116	41.6%	$ 2.88	$ 3.43	19.1%	$ 0.27	$ 0.23
	Total	2,362,955	100%	$ 3.64	$ 4.06	11.6%	$ 0.22	$ 0.17

2020	Renewals	1,881,346	71.1%	$ 3.75	$ 3.93	4.8%	$ 0.13	$ 0.08
	New Leases	764,314	28.9%	$ 4.31	$ 5.07	17.6%	$ 0.24	$ 0.19
	Total	2,645,660	100%	$ 3.92	$ 4.26	8.7%	$ 0.16	$ 0.11

Q1 2021	Renewals	892,358	77.3%	$ 3.99	$ 4.38	9.8%	$ 0.23	$ 0.07
	New Leases	261,495	22.7%	$ 3.82	$ 4.61	20.5%	$ 0.15	$ 0.14
	Total	1,153,853	100%	$ 3.95	$ 4.43	12.2%	$ 0.21	$ 0.08

Q2 2021	Renewals	937,191	50.1%	$ 4.04	$ 4.17	3.2%	$ 0.16	$ 0.10
	New Leases	934,931	49.9%	$ 3.49	$ 3.89	11.4%	$ 0.23	$ 0.23
	Total	1,872,122	100%	$ 3.77	$ 4.03	7.0%	$ 0.19	$ 0.16

Q3 2021	Renewals	455,146	31.9%	$ 4.49	$ 4.72	5.1%	$ 0.16	$ 0.14
	New Leases	972,922	68.1%	$ 4.16	$ 4.74	13.8%	$ 0.22	$ 0.25
	Total	1,428,068	100%	$ 4.27	$ 4.73	10.8%	$ 0.20	$ 0.22

Q4 2021	Renewals	202,894	34.3%	$ 5.81	$ 6.01	3.6%	$ 0.26	$ 0.15
	New Leases	387,964	65.7%	$ 3.34	$ 4.64	39.0%	$ 0.33	$ 0.21
	Total	590,858	100%	$ 4.19	$ 5.11	22.1%	$ 0.31	$ 0.19

2021	Renewals	2,487,589	49.3%	$ 4.25	$ 4.50	5.9%	$ 0.19	$ 0.10
	New Leases	2,557,312	50.7%	$ 3.76	$ 4.40	17.0%	$ 0.23	$ 0.22
	Total	5,044,901	100%	$ 4.00	$ 4.45	11.1%	$ 0.21	$ 0.16

Lease Expiration Schedule

Year	Square Footage	ABR[2]	% of ABR Expiring[3]
Available	774,470	$ -	-
2022	4,206,186	17,479,068	14.6%
2023	3,158,702	12,603,138	10.5%
2024	5,568,798	23,247,802	19.4%
2025	5,060,165	20,383,938	17.0%
2026	3,249,850	14,896,127	12.4%
Thereafter	7,528,935	31,307,646	26.1%
Total	29,547,106	$ 119,917,719	100%

1)	Lease renewals and new lease activity excludes leases with terms less than six months.
2)	Annualized base rent is calculated as monthly contracted base rent as of December 31, 2021, multiplied by 12. Excludes rent abatements.
3)	Calculated as annualized base rent set forth in this table divided by total annualized base rent as of December 31, 2021.

Plymouth Industrial REIT, Inc.
Leased Square Feet and Annualized Base Rent by Tenant Industry

Unaudited as of 12/31/2021

Industry	Total Leased Square Feet	# of Tenants	% Rentable Square Feet	ABR[1]	% ABR	ABR Per Square Foot
Logistics & Transportation	8,408,056	75	29.2%	$ 32,947,314	27.5%	$ 3.92
Home & Garden	1,646,180	14	5.7%	5,289,227	4.4%	3.21
Food & Beverage	1,398,717	20	4.9%	6,373,983	5.3%	4.56
Cardboard and Packaging	1,338,266	15	4.7%	5,034,406	4.2%	3.76
Construction	1,354,865	31	4.7%	5,627,073	4.7%	4.15
Printing	1,436,505	11	5.0%	4,873,475	4.1%	3.39
Automotive	2,014,964	24	7.0%	8,111,580	6.8%	4.03
Wholesale/Retail	1,359,691	26	4.7%	5,768,452	4.8%	4.24
Light Manufacturing	1,160,756	11	4.0%	3,951,911	3.3%	3.40
Education	926,896	9	3.2%	4,360,748	3.6%	4.70
Other Industries*	7,727,740	199	26.9%	7,579,550	31.3%	4.86
Total	28,772,636	435	100.0%	$ 119,917,719	100.0%	$ 4.17

*Other Industries	Total Leased Square Feet	# of Tenants	% Rentable Square Feet	ABR[1]	% ABR	ABR Per Square Foot
Healthcare	871,718	24	3.1%	$ 4,194,802	3.5%	$ 4.81
Plastics	871,255	11	3.0%	3,919,953	3.3%	4.50
Storage	717,260	10	2.5%	3,235,915	2.7%	4.51
Industrial Equipment Components	708,839	18	2.5%	2,744,067	2.3%	3.87
Metal Fabrication/Finishing	493,566	10	1.7%	2,340,012	2.0%	4.74
Technology & Electronics	480,851	15	1.7%	2,581,917	2.2%	5.37
Business Services	385,512	6	1.3%	1,403,070	1.2%	3.64
Chemical	385,456	22	1.3%	2,914,016	2.4%	7.56
Plumbing Equipment/Services	337,715	4	1.2%	1,157,184	1.0%	3.43
Appliances	335,415	2	1.2%	1,450,098	1.2%	4.32
Other[2]	2,140,153	77	7.4%	11,638,516	9.5%	5.44
Total	7,727,740	199	26.9%	$ 37,579,550	31.3%	$ 4.86

1)	Annualized base rent is calculated as monthly contracted base rent as of December 31, 2021, multiplied by 12. Excludes rent abatements.
2)	Includes tenant industries for which the total leased square feet aggregates to less than 300,000 square feet.

Plymouth Industrial REIT, Inc.
Leased Square Feet and Annualized Base Rent by Type

Unaudited as of 12/31/2021

Leased Square Feet and Annualized Base Rent by Lease Type

Lease Type	Total Leased Square Feet	# of Leases	% Leased Square Feet	ABR[1]	% ABR	ABR Per Square Foot
Triple Net	21,877,055	322	76.1%	$ 88,931,421	74.2%	$ 4.07
Modified Net	3,524,435	51	12.2%	15,513,825	12.9%	4.40
Gross	3,371,146	62	11.7%	15,472,473	12.9%	4.59
Total	28,772,636	435	100.0%	$ 119,917,719	100.0%	$ 4.17

Leased Square Feet and Annualized Base Rent by Tenant Type

Tenant Type	Total Leased Square Feet	# of Leases	% Leased Square Feet	ABR[1]	% ABR	ABR Per Square Foot
Multi-Tenant	15,770,335	364	54.8%	$ 71,380,332	59.5%	$ 4.53
Single-Tenant	13,002,301	71	45.2%	48,537,387	40.5%	3.73
Total	28,772,636	435	100.0%	$ 119,917,719	100.0%	$ 4.17

Leased Square Feet and Annualized Base Rent by Building Type

Building Type	Total Leased Square Feet	# of Buildings	% Leased Square Feet	ABR[1]	% ABR	ABR Per Square Foot
Warehouse/Distribution	17,383,641	82	60.4%	$ 65,047,523	54.2%	$ 3.74
Warehouse/Light Manufacturing	8,511,958	36	29.6%	33,928,153	28.3%	3.99
Small Bay Industrial[2]	2,877,037	45	10.0%	20,942,043	17.5%	7.28
Total	28,772,636	163	100.0%	$ 119,917,719	100.0%	$ 4.17

1)	Annualized base rent is calculated as monthly contracted base rent as of December 31, 2021, multiplied by 12. Excludes rent abatements.
2)	Small bay industrial is inclusive of flex space totaling 327,081 leased square feet and annualized base rent of $4,497,215. Small bay industrial is multipurpose space; flex space includes office space that accounts for greater than 50% of the total rentable area.

Plymouth Industrial REIT, Inc.
Top 10 Tenants by Annualized Base Rent

Unaudited as of 12/31/2021

Tenant	Market	Industry	# of Leases	Total Leased Square Feet	Expiration	ABR Per Square Foot	ABR[1]	% Total ABR
FedEx Supply Chain, Inc.	St. Louis	Logistics & Transportation	1	769,500	7/31/2024	$ 4.40	$ 3,385,800	2.8%
Houghton Mifflin Harcourt Company	Chicago	Education	1	513,512	3/31/2026	4.42	2,269,723	1.9%
Geodis Logistics, LLC	St. Louis	Logistics & Transportation	1	624,159	8/31/2022	3.63	2,265,697	1.9%
ODW Logistics, Inc.	Columbus	Logistics & Transportation	1	772,450	6/30/2025	2.86	2,211,524	1.8%
Archway Marketing Holdings, Inc.	Chicago	Logistics & Transportation	3	503,000	3/31/2026	4.30	2,164,500	1.8%
Schenker, Inc.	St. Louis	Logistics & Transportation	1	521,171	9/30/2022	3.95	2,058,625	1.7%
Balta US, Inc.	Jacksonville	Home & Garden	2	629,084	12/31/2028	3.02	1,898,956	1.6%
Communications Test Design, Inc.	Memphis	Logistics & Transportation	2	566,281	12/31/2024	3.21	1,819,461	1.5%
ASW Supply Chain Services, LLC	Cleveland	Logistics & Transportation	4	532,437	11/30/2027	3.40	1,810,285	1.5%
Pactiv Corporation	Chicago	Food & Beverage	3	439,631	8/31/2023	3.95	1,737,484	1.4%
Total Largest Tenants by Annualized Rent			19	5,871,225		$ 3.68	$ 21,622,055	17.9%
All Other Tenants			416	22,901,411		$ 4.29	$ 98,295,664	82.1%
Total Company Portfolio			435	28,772,636		$ 4.17	$119,917,719	100.0%

Lease Segmentation by Size

Square Feet	# of Leases	Total Leased Square Feet	Total Rentable Square Feet	Total Leased %	Total Leased % Excluding Repositioning[2]	ABR[1]	In-Place + Uncommenced ABR[3]	% of Total In-Place + Uncommenced ABR	In-Place + Uncommenced ABR Per SF4
< 4,999	61	148,722	207,586	71.6%	71.6%	$ 1,530,833	$ 1,598,796	1.2%	$ 10.18
5,000 - 9,999	61	441,060	513,586	85.9%	85.7%	3,552,327	3,552,327	3.0%	8.05
10,000 - 24,999	94	1,577,867	1,703,161	92.6%	93.3%	10,606,407	10,797,981	9.0%	6.65
25,000 - 49,999	78	2,707,447	2,858,681	94.7%	94.6%	14,918,920	15,052,840	12.5%	5.50
50,000 - 99,999	60	4,080,756	4,140,756	98.6%	100.0%	18,420,447	18,420,447	15.3%	4.51
100,000 - 249,999	52	8,511,659	8,511,659	100.0%	100.0%	32,912,343	32,912,343	27.4%	3.87
> 250,000	29	11,305,125	11,611,677	97.4%	100.0%	37,976,442	37,976,442	31.6%	3.36
Total / Weighted Average	435	28,772,636	29,547,106	97.4%	98.7%	$ 119,917,719	$ 120,311,176	100.0%	$ 4.17

1)	Annualized base rent is calculated as monthly contracted base rent as of December 31, 2021, multiplied by 12. Excludes rent abatements.
2)	Total Leased % Excluding Repositioning excludes vacant square footage being refurbished or repositioned.
3)	In-Place + Uncommenced ABR calculated as in-place current annualized base rent as of December 31, 2021 plus annualized base rent for leases signed but not commenced as of December 31, 2021.
4)	In-Place + Uncommenced ABR per SF is calculated as in-place current rent annualized base rent as of December 31, 2021 plus annualized base rent for leases signed but not commenced as of December 31, 2021, divided by leased square feet plus uncommenced leased square feet.

Plymouth Industrial REIT, Inc.
Rentable Square Feet and Annualized Base Rent by Market

Unaudited ($ in thousands) as of 12/31/2021

Primary Markets[1]
				Total Rentable	% Rentable
	# of Properties	# of Buildings	Occupancy	Square Feet	Square Feet	ABR[2]	% ABR
Atlanta	8	9	98.2%	1,318,002	4.5%	$ 5,275	4.4%
Chicago	39	40	95.1%	6,852,144	23.1%	28,157	23.4%

Secondary Markets[1]
				Total Rentable	% Rentable
	# of Properties	# of Buildings	Occupancy	Square Feet	Square Feet	ABR[2]	% ABR
Boston	1	1	100.0%	200,625	0.7%	$ 1,141	1.0%
Cincinnati	9	9	96.7%	2,622,070	8.9%	9,182	7.7%
Cleveland	14	17	98.6%	3,681,390	12.5%	15,425	12.9%
Columbus	13	13	99.3%	3,120,973	10.6%	10,692	8.9%
Indianapolis	16	16	98.2%	3,866,065	13.1%	14,431	12.0%
Jacksonville	7	24	97.9%	1,966,154	6.7%	12,513	10.4%
Kansas City	1	1	100.0%	221,911	0.8%	789	0.7%
Memphis	8	19	94.1%	2,397,934	8.1%	8,100	6.8%
Philadelphia	1	1	99.8%	156,634	0.5%	953	0.8%
St. Louis	11	13	99.9%	3,143,204	10.5%	13,259	11.0%
Total	128	163	97.4%	29,547,106	100.0%	$ 119,917	100.0%

Total Acquisition Cost by Market

Market	State	# of Buildings	Total Acquisition Cost[3]	Gross Real Estate Assets[4]	% Gross Real Estate Assets
Atlanta	GA	9	$ 62,931	$ 55,440	4.5%
Chicago	IL, IN, WI	40	282,726	272,453	22.0%
Boston	MA, ME	1	10,500	9,278	0.8%
Cincinnati	OH, KY	9	91,957	89,071	7.2%
Cleveland	OH	17	176,250	165,475	13.4%
Columbus	OH	13	124,143	116,992	9.5%
Indianapolis	IN	16	135,290	124,439	10.0%
Jacksonville	FL, GA	24	135,650	123,620	10.0%
Kansas City	MO	1	8,600	8,114	0.7%
Memphis	TN	19	74,902	69,297	5.6%
Philadelphia	PA, NJ	1	9,700	8,679	0.7%
St. Louis	MO	13	205,337	192,662	15.6%
Total		163	$ 1,317,986	$ 1,235,520	100.0%

1)	Primary markets means the following two metropolitan areas in the U.S., each generally consisting of more than 300 million square feet of industrial space: Chicago and Atlanta. Secondary markets means non-primary markets, each generally consisting of between 100 million and 300 million square feet of industrial space, including the following metropolitan areas in the U.S.: Boston, Cincinnati, Cleveland, Columbus, Indianapolis, Jacksonville, Kansas City, Memphis, Milwaukee, Philadelphia, South Florida, and St. Louis. Our definitions of primary and secondary markets may vary from the definitions of these terms used by investors, analysts, or other industrial REITs.
2)	Annualized base rent is calculated as monthly contracted base rent as of December 31, 2021, multiplied by 12. Excludes rent abatements.
3)	Represents total direct consideration paid prior to the allocations per U.S. GAAP.
4)	The gross book value of real estate assets as of December 31, 2021 excludes development projects of $11,615, $2,446 in leasehold improvements and assets related to corporate activities, our regional property management office in Columbus of $3,530, and the finance lease right-of-use asset of $896 related to the ground sublease at 2100 International Parkway. Gross book value of real estate assets excludes depreciation and the allocation of the acquisition cost related to intangible assets and liabilities required by U.S. GAAP.

Plymouth Industrial REIT, Inc.
Glossary

This glossary contains additional details for sections throughout this Supplemental Information, including explanations and reconciliations of certain non-GAAP financial measures, and the reasons why we use these supplemental measures of performance and believe they provide useful information to investors. Additional detail can be found in our most recent annual report on Form 10-K and subsequent quarterly reports on Form 10-Q, as well as other documents filed with or furnished to the SEC from time to time.

Non-GAAP Financial Measures Definitions:

Net Operating Income (NOI): We consider net operating income, or NOI, to be an appropriate supplemental measure to net income in that it helps both investors and management understand the core operations of our properties. We define NOI as total revenue (including rental revenue and tenant reimbursements) less property-level operating expenses. NOI excludes depreciation and amortization, general and administrative expenses, impairments, gain/loss on sale of real estate, interest expense, and other non-operating items.

Cash Net Operating Income - (Cash NOI): We define Cash NOI as NOI excluding straight-line rent adjustments and amortization of above and below market leases.

EBITDAre and Adjusted EBITDA: We define earnings before interest, taxes, depreciation and amortization for real estate in accordance with the standards established by the National Association of Real Estate Investment Trusts (“NAREIT”). EBITDAre represents net income (loss), computed in accordance with GAAP, before interest expense, tax, depreciation and amortization, gains or losses on the sale of rental property, unrealized appreciation/(depreciation) of warrants, loss on impairments, and loss on extinguishment of debt. We calculate Adjusted EBITDA by adding or subtracting from EBITDAre the following items: (i) non-cash stock compensation, (ii) gain (loss) on extinguishment of debt, (iii) acquisition expenses (iv) the proforma impacts of acquisition and dispositions and (v) non-cash impairments on real estate lease. We believe that EBITDAre and Adjusted EBITDA are helpful to investors as supplemental measures of our operating performance as a real estate company as they are direct measures of the actual operating results of our industrial properties. EBITDAre and Adjusted EBITDA should not be used as measures of our liquidity and may not be comparable to how other REITs' calculate EBITDAre and Adjusted EBITDA.

Funds From Operations ("FFO"): Funds from operations, or FFO, is a non-GAAP financial measure that is widely recognized as a measure of REIT operating performance. We consider FFO to be an appropriate supplemental measure of our operating performance as it is based on a net income analysis of property portfolio performance that excludes non-cash items such as depreciation. The historical accounting convention used for real estate assets requires straight-line depreciation of buildings and improvements, which implies that the value of real estate assets diminishes predictably over time. Since real estate values rise and fall with market conditions, presentations of operating results for a REIT using historical accounting for depreciation could be less informative. In December 2018, NAREIT issued a white paper restating the definition of FFO. The purpose of the restatement was not to change the fundamental definition of FFO, but to clarify existing NAREIT guidance. The restated definition of FFO is as follows: Net Income (calculated in accordance with GAAP), excluding: (i) Depreciation and amortization related to real estate, (ii) Gains and losses from the sale of certain real estate assets, (iii) Gain and losses from change in control, and (iv) Impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity.
We define FFO consistent with the NAREIT definition. Adjustments for unconsolidated partnerships and joint ventures will be calculated to reflect FFO on the same basis. Other equity REITs may not calculate FFO as we do, and accordingly, our FFO may not be comparable to such other REITs’ FFO. FFO should not be used as a measure of our liquidity, and is not indicative of funds available for our cash needs, including our ability to pay dividends.

Core Funds from Operations (“Core FFO”): Core FFO represents FFO reduced by dividends paid (or declared) to holders of our preferred stock and excludes certain non-cash operating expenses such as impairment on real estate lease, unrealized appreciation/(depreciation) of warrants and loss on extinguishment of debt. As with FFO, our reported Core FFO may not be comparable to other REITs’ Core FFO, should not be used as a measure of our liquidity, and is not indicative of our funds available for our cash needs, including our ability to pay dividends.

Adjusted Funds from Operations attributable to common stockholders (“AFFO”):  Adjusted funds from operations, or AFFO, is presented in addition to Core FFO. AFFO is defined as Core FFO, excluding certain non-cash operating revenues and expenses, acquisition and transaction related costs for transactions not completed and recurring capitalized expenditures. Recurring capitalized expenditures include expenditures required to maintain and re-tenant our properties, tenant improvements and leasing commissions. AFFO further adjusts Core FFO for certain other non-cash items, including the amortization or accretion of above or below market rents included in revenues, straight line rent adjustments, non-cash equity compensation and non-cash interest expense.
          We believe AFFO provides a useful supplemental measure of our operating performance because it provides a consistent comparison of our operating performance across time periods that is comparable for each type of real estate investment and is consistent with management’s analysis of the operating performance of our properties. As a result, we believe that the use of AFFO, together with the required GAAP presentations, provide a more complete understanding of our operating performance. As a result, we believe that the use of AFFO, together with the required GAAP presentations, provide a more complete understanding of our operating performance.
As with Core FFO, our reported AFFO may not be comparable to other REITs’ AFFO, should not be used as a measure of our liquidity, and is not indicative of our funds available for our cash needs, including our ability to pay dividends.

Net Debt and Preferred stock to Adjusted EBITDA: Net debt and preferred stock to Adjusted EBITDA is a non-GAAP financial measure that we believe is useful to investors as a supplemental measure in evaluating balance sheet leverage. Net debt and preferred stock is equal to the sum of total consolidated and our pro rata share of unconsolidated joint venture debt less cash, cash equivalents, and restricted cash, plus preferred stock calculated at its liquidation preference as of the end of the period.

Plymouth Industrial REIT, Inc.
Glossary

This glossary contains additional details for sections throughout this Supplemental Information, including explanations and reconciliations of certain non-GAAP financial measures, and the reasons why we use these supplemental measures of performance and believe they provide useful information to investors. Additional detail can be found in our most recent annual report on Form 10-K and subsequent quarterly reports on Form 10-Q, as well as other documents filed with or furnished to the SEC from time to time.

Other Definitions:

GAAP: U.S. generally accepted accounting principles.

Gross Assets: The carrying amount of total assets plus accumulated depreciation and amortization, as reported in the Company’s consolidated financial statements. For gross assets as of December 31, 2021 the calculation is as follows:

Total assets	$ 1,270,805
Add back accumulated depreciation	142,192
Add back intangible amortization	71,659
Gross assets	$ 1,484,656

Joint Venture Financial Information: We present components of balance sheet and operating results information related to our real estate joint venture, which are not presented, or intended to be presented, in accordance with GAAP. We present the proportionate share of certain financial line items by applying our noncontrolling economic interest ownership percentage to each financial item to arrive at the amount of such cumulative noncontrolling interest share of each component presented. In addition, we present components of balance sheet and portfolio information at 100% of the joint venture. We believe this information can help investors estimate the balance sheet and operating results information related to our unconsolidated joint venture. Presenting this information provides a perspective not immediately available from consolidated financial statements and one that can supplement an understanding of the joint venture assets, liabilities, revenues, and expenses included in our consolidated results. Joint venture financial information should not be considered an alternative to our consolidated financial statements, which are prepared in accordance with GAAP.

Lease Type: We define our triple net leases in that the tenant is responsible for all aspects of and costs related to the property and its operation during the lease term. We define our modified net leases in that the landlord is responsible for some property related expenses during the lease term, but the cost of most of the expenses is passed through to the tenant. We define our gross leases in that the landlord is responsible for all aspects of and costs related to the property and its operation during the lease term.

Non-Recurring Capital Expenditures: Non-recurring capital expenditures include capital expenditures of long lived improvements required to upgrade/replace existing systems or items that previously did not exist. Non-recurring capital expenditures also include costs associated with repositioning a property, redevelopment/development and capital improvements known at the time of acquisition.

Occupancy: We define occupancy as the percentage of total leasable square footage as the earlier of lease term commencement or revenue recognition in accordance to GAAP as of the close of the reporting period.

Preferred Stock - Series B: On December 14, 2018, we completed the offering of 4,411,764 shares of the Company’s Series B Convertible Redeemable Preferred Stock at a purchase price of $17.00 per share for an aggregate consideration of $75,000 or $71,800, net of issuance costs. The relevant features of the Series B Preferred Stock ("Series B") are as follows ($ in thousands):

Year	Cash Pay Rate	Annual Cash Dividend	Liquidation Preference[1]	Conversion and Redemption Options[2]
3 - 2021	3.75%	$ 2,813	$ 97,277	No conversion or redemption options
4 - 2022	4.00%	$ 3,000	$ 97,277	- Commencing 1/1/2022, holders of the Series B have the right to convert at the liquidation preference;
- Commencing 1/1/2022, Plymouth can elect to convert up to 100% of Series B upon the 20-day VWAP per share of Plymouth's common stock being greater than $26.35;
				- Neither option expires
5 - 2023	6.50%	$ 4,875	$ 105,971	Commencing 1/1/2023, Plymouth can redeem up to 50% of the Series B at the liquidation preference
6 - 2024[3]	12.00%	$ 9,000	$ 114,028	- Commencing 1/1/2024, Plymouth can redeem up to 100% of the Series B at the liquidation preference;
				- Commencing 12/31/2024, any outstanding shares of Series B will automatically covert into common stock, subject to the 19.99% threshold[4]

1)	Liquidation Preference is defined as the greater of (a) the amount necessary for the holder to achieve a 12% internal rate of return, taking into account cash dividends paid and (b) $21.89, plus accrued and unpaid dividends.
2)	Conversion and Redemption Options grant Plymouth the right to settle the conversion/redemption via: I) Physical Settlement with each share of Series B being converted to a number of common shares equal to the greater of (i) one share of common stock or (ii) the quotient of the liquidation preference divided by the 20-Day VWAP, subject to the 19.99% threshold, or II) Cash Settlement whereby we pay for each share of Series B being converted in cash in an amount equal to the greater of (i) the liquidation preference or (ii) the 20-Day VWAP, or III) Combination Settlement whereby Plymouth shall pay, or deliver, in respect to each share of Series B being converted, a settlement amount equal to either (i) cash equal to the Cash Settlement amount or (ii) number of shares of common stock equal to the Physical Settlement.
3)	Effective 1/1/2025, in the event the Series B Preferred Stock has not been settled, the holders obtain certain governance rights, including the option to elect an additional two members to Plymouth's Board of Directors.
4)	The 19.99% Threshold requires approval from the shareholders of Plymouth's common stock to approve the conversion of any Series B Preferred Stock into common shares that exceeds 19.99% of the outstanding common shares as of December 14, 2018.

Recurring Capital Expenditures: Recurring capitalized expenditures includes capital expenditures required to maintain and re-tenant our buildings, tenant improvements and leasing commissions.

Replacement Cost: is based on the Marshall & Swift valuation methodology for the determination of building costs. The Marshall & Swift building cost data and analysis is widely recognized within the U.S. legal system and has been written into in law in over 30 U.S. states and recognized in the U.S. Treasury Department Internal Revenue Service Publication. Replacement cost includes land reflected at the allocated cost in accordance with Financial Accounting Standards Board ("FASB") ASC 805.

Same Store Portfolio: The Same Store Portfolio is a subset of the consolidated portfolio and includes properties that are wholly owned by the Company as of December 31, 2019. The Same Store Portfolio is evaluated and defined on an annual basis based on the growth and size of the consolidated portfolio. The Same Store Portfolio excludes properties that were or will be classified as repositioning or lease-up during 2020 and 2021. For 2021, the Same Store Portfolio consists of 81 properties aggregating 17,093,547 rentable square feet. Properties that are being repositioned generally are defined as those properties where a significant amount of space is held vacant in order to implement capital improvements that enhance the functionality, rental cash flows, and value of that property. We define a significant amount of space at a property using both the size of the space and its proportion to the properties total square footage as a determinate. Our computation of same store NOI may not be comparable to other REITs.

VWAP: The volume weighted average price of a trading security.

Weighted Average Lease Term Remaining: The average contractual lease term remaining as of the close of the reporting period (in years) weighted by square footage.